Exhibit 16.1

June 18, 2015

Securities and Exchange Commission

Mail Stop 11-3

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Commission File No. 005-88359

Dear Sirs/Madams:

We have read Item 4.01 (a) of IMK Group, Inc.'s Form 8-K dated June 18, 2015 and   we agree with the statements made therein regarding our firm.

Yours truly,

/s/ Farber Hass Hurley LLP

Camarillo, California